                                                                EXHIBIT 23(P)(3)

                            [LOGO OF COHEN & STEERS]

                                   ----------

                                 CODE OF ETHICS

                              AMENDED AND RESTATED

                                 OCTOBER 1, 2009

                                TABLE OF CONTENTS

Overview and Scope........................................................     1

I.   Statement of General Fiduciary Principles............................     1

II.  Definitions..........................................................     2

III. Personal Securities Transactions.....................................     4

   A. Preclearance Requests...............................................     4

   B. Transactions Exempt from Preclearance...............................     5

   C. Managed Accounts....................................................     5

IV.  Restrictions.........................................................     5

   A. Blackout Periods....................................................     5
      1. Real Estate Securities...........................................     5
      2. Non-Real Estate Securities.......................................     6

   B. Holding Period......................................................     6

   C. Excessive Trading...................................................     7

   D. Initial Public Offerings............................................     7

   E. Private Placements..................................................     7

   F. Cohen & Steers Closed-End Funds.....................................     7

   G. Cohen & Steers Open-End Funds.......................................     8

   H. Prohibition on Accepting Gifts......................................     8

   I. Investment Clubs....................................................     8

   J. Outside Directorships...............................................     8

V.   Reporting............................................................     9

   A. Initial Holdings Reports............................................     9

   B. Quarterly Transaction Reports.......................................     9

   C. Annual Holdings Reports.............................................    10

   D. Compliance Review...................................................    10

   E. Exception...........................................................    11

   F. Annual Certification................................................    11

   G. Independent Directors...............................................    11

   H. Confidentiality.....................................................    11

   I. Disclaimer..........................................................    12

VI.  Administration of the Code of Ethics.................................    12

   A. Use of Preferred Brokers............................................    12

   B. Duplicate Confirms and Statements...................................    12

   C. Exemptions from the Code............................................    12

   D. Fund Board of Directors Reporting and Approval......................    13

   E. Violations and Sanctions............................................    13

   F. Acknowledgments.....................................................    13

   G. Records.............................................................    14

Appendix A: Reportable Funds .............................................   A-3

Appendix B: Private Placement Approval Form .............................    B-3

Appendix C: Initial Holding Report .......................................   C-3

OVERVIEW AND SCOPE

The Cohen & Steers Code of Ethics (the "Code") applies to Cohen & Steers, Inc. as well as any of its current or future subsidiaries and affiliates (collectively, "Cohen & Steers") and the Cohen & Steers U.S. registered investment companies and the provisions of this Code apply to all Cohen & Steers employees, wherever located. In certain non-U.S. countries, local laws or customs may impose requirements in addition to the Code. This Code does not apply to directors of Cohen & Steers who are not also Cohen & Steers employees but sections of this Code do apply to the independent directors of the Cohen & Steers U.S. registered investment companies.

The Code is structured as follows:

     .    Section I contains a statement of general fiduciary principles

     .    Section II defines certain terms used in the Code

     . Section III describes the preclearance requirements for personal securities transactions, among other things

     . Section IV details the limitations and restrictions imposed by the Code

     .    Section V describes the reporting requirements under the Code o
          Section VI details the administration and procedural requirements of the Code

I.   STATEMENT OF GENERAL FIDUCIARY PRINCIPLES

The following general fiduciary principles shall govern personal investment activities and the interpretation and administration of this Code:

     .    The interests of clients must be placed first at all times;

     . All personal securities transactions must be conducted in a manner that is consistent with the Code and in a way to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;

     . Individuals must not take advantage of their own positions at Cohen & Steers to misappropriate investment opportunities from clients; and

     . Individuals must comply with the applicable federal securities laws./1/

When making personal investment decisions, all employees must exercise extreme care to avoid violating the prohibitions of this Code. Furthermore, employees should conduct

----------
/1/ For purposes of this Code, "applicable federal securities laws" is defined as the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940 (the "Investment Company Act"), the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act of 1999, any rules adopted by the Securities and Exchange Commission (the "SEC") under any of these statutes, the Bank Secrecy Act of 1970 as it applies to funds and investment advisors, any rules adopted thereunder by the SEC or the Department of the Treasury, and any applicable local legislation, including the rules and regulations of the Belgian Banking, Finance and Insurance Commission, the rules and regulations of the United Kingdom Financial Services Authority and the rules and regulations of the Hong Kong Securities and Futures Commission.

their personal investing in such a manner that will minimize the employee's time and attention that are devoted to personal investments at the expense of time and attention that should be devoted to duties at Cohen & Steers.

It is not possible for this policy to address every situation involving Cohen & Steers employees' personal trading. The Chief Compliance Officer in consultation with the Cohen & Steers Executive Committee is charged with oversight and interpretation of this Code in a manner considered fair and equitable, with a view in all cases of placing Cohen & Steers clients' interests first. Technical compliance with the Code will not insulate an employee from scrutiny of, or sanctions for, employee abuses of his or her position, fiduciary duty or securities transactions which may potentially conflict with any client of Cohen & Steers.

II.  DEFINITIONS

     A. "Access Person" means any employee director, officer, general partner of Cohen & Steers Capital Management, Inc. or its affiliated investment advisors. All employees are considered Access Persons.

     B. "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are automatically made in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

     C. "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for the purposes of Section 16 of the Securities Exchange Act of 1934 and the rules thereunder.

     D.   "Board of Directors" shall mean the directors of the Funds.

     E. "Chief Compliance Officer" shall mean the Chief Compliance Officer ("CCO") of Cohen & Steers Capital Management, Inc. and the Cohen & Steers Funds.

     F.   "Code" shall mean this Code of Ethics.

     G. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act.

     H. "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act. This definition includes, but is not limited to, any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

          Covered Security shall not include the following:

               1. Direct obligations of the government of the United States or any other sovereign country or supra-national agency; and

               2. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments/2/, including repurchase agreements; and

               3. Shares issued by an open-end registered investment company, including Cohen & Steers open-end investment companies, other than shares of Exchange Traded Funds.

     I. "Exchange Traded Fund" or "ETF" is a security that tracks an index and represents a basket of stocks or bonds like an index fund, but trades like a stock on an exchange. This definition also includes Exchange Traded Notes or "ETN"s.

     J. "Fund" or "Funds" mean the U.S. registered Cohen & Steers open and closed-end investment companies.

     K. "Independent Director" means a director of the Funds who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act, and who would be required to make a report under Section V of this Code solely by reason of being a director of the Funds.

     L. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

     M. "Investment Personnel" refers to any employee who, in connection with his or her regular functions or duties, makes or participates in making

----------
/2/ High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

          recommendations regarding the purchase or sale of securities on behalf of client accounts. Investment Personnel include portfolio managers and analyst but does not include traders.

     N. "Personal Trading System" or "PTA" means the automated personal trading system used by Cohen & Steers for administration of this Code. All employees receive a username and password at the start of their employment with the firm.

     O. "Private Placement" means a security offering that is exempt from registration under certain provisions of the U.S. securities laws and/or similar laws of non-U.S. jurisdictions (if you are unsure whether the securities are issued in a private placement you must consult with the Legal & Compliance Department).

     P. "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

     Q. "Real Estate Security" means any security of a company that derives at least 50% of its revenues from the ownership, construction, financing, management or sale of commercial, industrial or residential real estate, or has at least 50% of its assets in such real estate.

     R. "Reportable Fund" means any open-end fund for which Cohen & Steers acts as investment advisor or subadvisor or principal underwriter. See Appendix A for a list of Reportable Funds.

     S.   "Reportable Security" means any Covered Security and Reportable Fund.

III. PERSONAL SECURITIES TRANSACTIONS

     A.   Preclearance Requests

     Except as specifically exempted in this section, all Access Persons must obtain preclearance approval before effecting a personal transaction in any Covered Security including closed-end funds and ETFs. For U.S. employees, clearance for personal securities transactions will be in effect only for the day of approval. For non-U.S. employees clearance for personal securities transactions will be in effect for the day of approval plus the following business day.

     In order to obtain preclearance, an Access Person must complete a preclearance request using PTA whenever possible on the day they intend to trade. Preclearance may be denied for any reason. An Access Person is not entitled to receive an explanation or reason if their preclearance request is denied.

     B.   Transactions Exempt from Preclearance

     Preclearance approval is not required for the below list of transactions:

     .    Purchases or sales of a security that is not a Covered Security.

     .    Purchases or sales that are not volitional.

     . Purchases or sales which are part of an Automatic Investment Plan that has been disclosed to the Compliance Department in advance.

     . Trades in an account where investment discretion is delegated to an independent third party (see Managed Accounts below).

     C.   Managed Accounts

     Transactions in personal accounts for which an Access Person does not have direct or indirect influence or control (e.g. a professionally managed account over which the Access Person has authorized complete discretion) are not subject to the preclearance requirements of the Code. If an Access Person has beneficial interest in an account but does not have direct or indirect influence or control, the Access Person must provide compliance with written confirmation of the Access Person's lack of direct or indirect influence or control over the account. Upon approval from the CCO, transactions in such account will not require preclearance and need not be reported under Section V below

IV.  RESTRICTIONS

     Preclearance requests will be denied under the circumstances described below. Please note that the following restrictions are equally applied to the Covered Security and to instruments related to the Covered Security. A related instrument is any security or instrument issued by the same entity as the issuer of the Covered Security, including options, rights, warrants, preferred stock, bonds and other obligations of that issuer, instruments otherwise convertible into securities of that issuer or any other instrument derived from a Covered security (e.g. OTC options) regardless of issuer.

     A.   Blackout Periods

          1.   Real Estate Securities

          No Access Person shall purchase or sell any Real Estate Security (as defined in Section II ) except that an Access Person may invest in shares of open-end funds, closed-end funds and ETFs that invest in Real Estate Securities, subject to the applicable preclearance and reporting requirements of this Code.

          2.   Non-Real Estate Securities

               a. No Access Person shall execute any securities transaction on a day during which any client has a pending buy or sell order in that same security unless clearance was granted prior to the initiation of the order or until that order is executed or withdrawn.

               b. Investment Personnel are prohibited from trading a security in a personal account for three days before and one day after a transaction in the same or equivalent security in a client portfolio they manage.

     B.   Holding Period

     All Access Persons are prohibited from profiting from the purchase and sale or the sale and purchase of the same security (or equivalent) within thirty
     (30) calendar days. Any profits realized from the purchase and sale or the sale and purchase of the same security (or equivalent) within thirty day restriction periods shall be disgorged. Transactions that would result in a loss are not subject to the 30-day holding period.

     The holding period is calculated using FIFO (first-in-first out) and therefore the holding period rule is violated if there is a profit when:

     . The first purchase(s) during the timeframe are followed by a sale at a higher price, or

     . The first sale(s) during the timeframe are followed by a purchase at a lower price

     The price is calculated by looking at the price of the earliest opposite-side transactions during the thirty day period.

          FIFO Example:

          If an employee purchased 100 shares of XYZ on March 1 and 100 more on March 15, on April 1 the employee would be permitted to sell at a profit only 100 shares. She/he would have to wait until April 15 to sell the additional 100 shares at a profit.

     Certain limited exceptions to this holding period are available on a case-by-case basis and must be approved by the Chief Compliance Officer or a designee prior to execution. Exceptions to this policy include, but are not limited to, hardships and extended disability. Non-volitional trades such as automatic investment and withdrawal programs and automatic rebalancing are permitted transactions under this policy.

     Officers and directors of the Cohen & Steers' closed-end funds are subject to additional holding periods as set forth in Section IV.B.F below and the Cohen & Steers Inside Information Policy.

     C.   Excessive Trading

     Excessive or inappropriate trading is prohibited. The Compliance Department monitors all employees' trading and provides periodic reports to department heads and supervisors regarding the volume and nature of employee transactions. A pattern of excessive trading may lead to disciplinary action under the Code up to and including termination.

     D.   Initial Public Offerings

     All Access Persons are prohibited from purchasing equity securities in an initial public offering.

     E.   Private Placements

     Access Persons must obtain prior approval from the CCO before directly or indirectly acquiring Beneficial Ownership in a Private Placement. The CCO will consult a member of the executive committee and other appropriate parties in evaluating the request. To request prior approval, Access Persons must provide the CCO with a completed Private Placement Approval Request (Appendix B) and sufficient supporting documentation.

     If the request is approved, the Access Person must report the trade on the Quarterly Transaction Report and report the investment on the Annual Holdings report (see Section V). Subsequent investments in same Private Placement must also be preapproved and reported.

     F.   Cohen & Steers Closed-End Funds

     Additional restrictions regarding the closed-end funds managed by Cohen & Steers, in order to ensure no improper trading takes place, include:

          1. Holding Period: Directors and officers of the Cohen & Steers closed-end Funds are prohibited by the federal securities laws from selling shares of these Funds within six months of purchasing them, or purchasing shares of these Funds within six months of selling them, and must file forms promptly with the SEC regarding their transactions in shares of these Funds. Any violation of this six-month holding period will require disgorgement of any profits./3/

----------
/3/ Pursuant to Section 16 of the Securities Exchange Act of 1934, the holding period for the closed-end funds is calculated using LIFO ("last in-first out") whereas the holding period in Section IV.B above is calculated using FIFO.

          2. Blackout Periods: Independent Directors and Access Persons may not purchase or sell shares of the Cohen & Steers closed-end Funds on certain days prior to board meetings and dividend declarations.

               a. For Independent Directors, the blackout period is from the date of the receipt of quarterly board materials through the close of business on the second day of the quarterly meeting and the issuance of a press release declaring quarterly dividends.

               b. For Access Persons, the blackout period begins two (2) weeks prior to the quarterly board meeting through the second day of that meeting.

               c. The CCO or General Counsel may impose additional blackout periods for trading in the closed-end funds as necessary.

     G.   Cohen & Steers Open-End Funds

     All Access Persons are subject to the same frequent trading policies that apply to the shareholders of the Cohen & Steers open-end Funds. As such, no Access Person or Independent Director shall redeem any shares of the Cohen & Steers open-end Funds unless the shares have been held for at least sixty
     (60) days. This holding period does not apply to shares acquired through an Automatic Investment Plan.

     This holding period applies to all transactions in Cohen & Steers Open-End Funds even though such transactions do not require preclearance.

     H.   Prohibition on Accepting Gifts

     No Access Person shall give or receive any gift in violation of the Cohen & Steers Gifts and Entertainment Policy and Procedures, which permit gifts valued cumulatively at $100 or less per person per calendar year.

     I.   Investment Clubs

     Employee participation in Investment Clubs is permitted but all Investment Club transactions are subject to the restrictions and reporting requirements in this Code.

     J.   Outside Directorships

     No Access Person shall serve on the board of directors of a publicly traded company unless approved in advance by a Co-Chairman and Co-Chief Executive Officer of Cohen & Steers, Inc. This authorization will be provided only if a Co-Chairman and Co-Chief Executive Officer concludes that service on the board would not be inconsistent with the interests of Cohen & Steers' clients. Access Persons who have received this approval shall not trade for a client or their own account in the securities of the company while in possession of material, non-public information. Outside business activities, other than service on a board of a publicly traded company, are addressed in the Cohen & Steers Conflicts of Interest Policy.

V.   REPORTING

     A.   Initial Holdings Reports

     Within 10 days of the commencement of employment with Cohen & Steers, each Access Person must provide the Compliance Department with a statement of all Reportable Securities and brokerage accounts as set forth in Appendix
     C. More specifically, each Access Person must provide the following information:

          . The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the Access Person has any direct or indirect beneficial ownership;

          . The name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person's direct or indirect benefit; and

          .    The date the Access Person submits the report.

     B.   Quarterly Transaction Reports

     Within 30 days after the end of a calendar quarter, all Access Persons must report the following information:

          1. With respect to transactions during the quarter in any Reportable Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Reportable Security:

                    . The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each reportable security involved;

                    . The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                    . The price of the security at which the transaction was effected;

                    . The name of the broker, dealer or bank with or through which the transaction was effected; and

                    .    The date the Access Person submits the report.

          2. With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                    . the name of the broker, dealer or bank with whom the Access Person established the account;

                    .    The date the account was established; and

                    .    The date the Access Persons submits the report.

          Quarterly transactions are uploaded into the PTA system throughout the quarter. At the end of the quarter, all Access Persons must review their transactions in PTA and complete a certification on PTA or through comparable means.

     C.   Annual Holdings Reports

     Annually, all Access Persons must report the following information (which must be current as of a date no more than 45 days before the report is submitted):

     . The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the Access Person has any direct or indirect beneficial ownership;

     . The name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person's direct or indirect benefit; and

     .    The date the Access Person submits the report.

     Each Access Person shall submit an Annual Holdings Report through the PTA reporting system or an equivalent format within 45 days after the beginning of each calendar year.

     D.   Compliance Review

     The CCO or a designee shall be responsible for reviewing the reports made pursuant to this section.

     E.   Exception

     An Access Person need not make a report under this section with respect to securities held in any account over which that person had no direct or indirect influence or control.

     F.   Annual Certification

     Each Access Person must certify annually within sixty (60) days of year-end that he or she has read and understands the Code and recognizes that he or she is subject to the Code. In addition, each Access Person must certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

     G.   Independent Directors

     An Independent Director shall report transactions in Reportable Securities only if the director knew or, in the ordinary course of fulfilling his or her official duties as a director should have known, that during the 15-day period immediately preceding or following the date of the transaction (or such period prescribed by applicable law), such security was purchased or sold, or was being considered for purchase or sale, by any Cohen & Steers client.

     The "should have known standard" implies no duty of inquiry, does not presume there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed meeting any Fund's investment objectives, or that any knowledge is to be imputed because of prior knowledge of any Fund's portfolio holdings, market considerations, or any Fund's investment policies, objectives and restrictions.

     Independent Directors need not provide an Initial or Annual Holdings Report and they are not subject to the restrictions in Section IV other than F and G.

     H.   Confidentiality

     All reports of securities transactions and any other information filed with the Compliance Department pursuant to this Code shall be treated as confidential. In this regard, no Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of Cohen & Steers) any information regarding securities transactions made or being considered by or on behalf of any client account.

     I. Disclaimer

     Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the Reportable Security to which the report relates.

VI.  ADMINISTRATION OF THE CODE OF ETHICS

     A.   Use of Preferred Brokers

     All Access Persons are strongly encouraged to maintain their personal trading accounts at, and execute all transactions in Covered Securities through, one or more brokers that provide automated feeds to the PTA system. Accounts with brokers who provide account information to PTA electronically may be more accurate and require less reconciliation for the Access Person at certification time. The Compliance Department maintains the list of such brokers.

     B.   Duplicate Confirmation

     All Access Persons must require their brokers to supply to Compliance on a timely basis duplicate confirmations of all personal securities transactions. When possible, the duplicate confirmation requirement will be satisfied by electronic feed directly from the brokers to PTA.

     If under local market practice, brokers are restricted by law from delivering duplicate confirmations to the Compliance Department, it is the Access Person's responsibility to provide promptly to the Compliance Department with a duplicate confirmation (either a photocopy, fax or PDF) for each trade. If a broker is unwilling to deliver duplicate confirmations for any other reason, the employee will not be permitted to maintain an account with that broker.

     C.   Exemptions from the Code

     In cases of hardship, the CCO, the General Counsel or their respective designees can grant exemptions from the personal trading restrictions in this Code. The decision will be based on a determination that a hardship exists and the transaction for which an exemption is requested would not result in a conflict with Cohen & Steers clients' interests. Other factors that may be considered include: the size and holding period of the Access Person's position in the security, the market capitalization of the issuer, the liquidity of the security, the amount and timing of client trading in the same or a related security and other relevant factors.

     Any Access Persons seeking an exemption should submit a written request setting forth the nature of the hardship along with any pertinent facts and reasons why the Access Person believes the exemption should be granted. Access Persons are cautioned that exemptions are exceptions and repetitive requests for exemptions by an Access Person are not likely to be granted.

     Records of the approval of exemptions and the reasons for granting the exemptions will be maintained by the Compliance Department.

     D.   Fund Board of Directors Reporting and Approval

     The Board of Directors of each Fund, as applicable, including a majority of the Independent Directors, must approve this Code and any material changes to it. This approval shall be based on a determination that this Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1 under the Investment Company Act or any other applicable rules and regulations,. In connection with this approval, Cohen & Steers shall provide a certification to the Board that Cohen & Steers and the Funds have adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

     No less frequently than annually, Cohen & Steers shall furnish to the Board of Directors, and the Board of Directors must consider, a written report that:

          (1) Describes any issues arising under the Code or procedures since the last report to the Board of Directors, including, but not limited to, information about material violations of the Code or procedures or sanctions imposed in response to the material violations; and

          (2) Certifies that the Funds and Cohen & Steers have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

     E.   Violations and Sanctions

     Access Persons must report any violations or potential violations of this Code promptly to the CCO or another member of the Legal & Compliance Department.

     Upon discovering a violation of this Code, Cohen & Steers may impose such sanctions as it deems appropriate, including, among other things, disgorgement of profits, a letter of censure, suspension or termination of the employment of the violator.

     F.   Acknowledgments

     Each Access Person must be provided with a copy of this Code and any amendments. In addition, each Access Person must provide the Compliance Department with a written (or electronic) acknowledgment of their receipt of the Code and any amendments.

     G.   Records

     The Compliance Department shall maintain records/4/ in the manner and to the extent set forth below, which may be maintained on microfilm or by such other means permissible under the conditions described in Rule 31a-2 of the Investment Company Act and Rule 204-2 the Investment Advisers Act of 1940, or under no-action letters or interpretations under these rules, and shall be available for examination by the SEC or any representatives of the SEC.

          . A copy of this Code of Ethics shall be preserved in an easily accessible place (including for five (5) years after this Code of Ethics is no longer in effect).

          . A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs.

          . A copy of each report, including annual reports to the Fund Board of Directors, and any information provided in lieu of a report, made by an Access Person pursuant to this Code of Ethics shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made or the information is provided, the first two years in an easily accessible place.

          . A record of any decision, and the reasons supporting the decision, to approve the acquisition of an IPO (if an exception is made) or Private Placement shall be preserved in an easily accessible place for a period of not less than five (5) years after the end of the fiscal year in which the approval is granted.

          . A list of all Access Persons who are, or within the past five (5) years have been, required to make reports or are responsible for reviewing these reports, pursuant to this Code of Ethics shall be maintained in an easily accessible place.

          . A record of all written acknowledgments for each Access Person who is currently, or within the past five years was, an Access Person of the investment advisor.

----------
/4/ For Funds, records shall be maintained at the Funds' principal place of business. For advisors, records shall be maintained at an appropriate office of the investment advisor.

                                                                      Appendix A

                                REPORTABLE FUNDS
                             As of October 1, 2009*

COHEN & STEERS OPEN-END FUNDS

Cohen & Steers Realty Shares
Cohen & Steers Realty Income Fund
Cohen & Steers Global Infrastructure Fund
Cohen & Steers Global Realty Shares
Cohen & Steers International Realty Fund
Cohen & Steers Asia Pacific Realty Shares
Cohen & Steers Institutional Global Realty Shares
Cohen & Steers Dividend Value Fund
Cohen & Steers Institutional Realty Shares

COHEN & STEERS SUBADVISED FUNDS

LVIP Cohen & Steers Global Real Estate Fund
Harbor Large Cap Value Fund
Fidelity Strategic Advisors Value Fund
AST Cohen & Steers Realty Fund
Northern Multi-Manager Global Real Estate Fund
Russell Real Estate Securities Fund
RIF Real Estate Securities Fund

* In addition to the list above, Reportable Funds include any future open-end investment companies advised or subadvised by Cohen & Steers.

                                                                      Appendix B

                       PRIVATE PLACEMENT APPROVAL REQUEST

Employee Name: _______________________________

Employee Position: ___________________________

Cohen & Steers Phone Extension:________________

Name of Company: _______________________________________________________________

Dollar amount of private placement: ____________________________________________

Dollar amount of your intended investment: ___________________________________

Does this company have publicly traded securities? [_] Yes [_] No

How were you offered the opportunity to invest in this private placement?______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

What is the nature of your relationship with the individual or entity?_________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Was the opportunity because of your position with Cohen & Steers? [_] Yes [_] No

Would it appear to the SEC or other parties that you are being offered the opportunity to participate in an exclusive, very limited offering as a way to curry favor with you or your colleagues at Cohen & Steers? _____________________
_________________________________________________

If you are Cohen & Steers Investment Personnel, are you inclined to invest in the private placement on behalf of the funds/accounts you manage? [_] Yes [_] No

Would any other Cohen & Steers Funds/accounts want to invest in this private placement?
[_] Yes [_] No

Date you require an answer:____________________________________________________

Attachments: [_] business summary [_] prospectus [_] offering memorandum

Compliance Use Only: [_] Approved [_] Denied

____________________________________                        ____________________
Chief Compliance Officer Signature                          Date

                                                                      Appendix C

                             INITIAL HOLDINGS REPORT

     Employee Name: ___________________________________________________

     Employment Start Date: ___________________________________________

     Social Security Number: __________________________________________

     /5/Information in the Report Dated as of:  _______________________

________________________________________________________________________________
Copies of recent brokerage statements will be accepted in place of completing this report if such statements are attached to this signed report and provided that the statements contain all of the information required to be reported herein.

SECURITIES ACCOUNTS

                                          RELATIONSHIP TO
                                                 ME            TRADING
NAME OF BROKER,   ACCOUNT   OWNER(S) OF   (IF NOT UNDER MY   DISCRETION
DEALER OR BANK     NUMBER     RECORD            NAME)          (Y/N)
---------------   -------   -----------   ----------------   ----------


If you have no securities accounts to report, please check here: _______

SECURITIES HOLDINGS

                                                    PRINCIPAL AMOUNT,
 TITLE/DESCRIPTION OF SECURITY       NUMBER OF      MATURITY DATE AND
(include ticker symbol or CUSIP        SHARES         INTEREST RATE
     number, as applicable)       (if applicable)    (if applicable)
-------------------------------   ---------------   -----------------


If you have no securities holdings to report, please check here: _______

----------
/5/ Information in this report must be current as of a date 45 days prior to your becoming an Access Person.

PLEASE INCLUDE ALL SECURITIES HOLDINGS WHICH INCLUDE ACCOUNTS THAT:

..    Involve securities (except government securities, non-CNS open-end mutual funds and money market instruments) in which you have direct or indirect "beneficial ownership".

..    Are held in accounts over which you have direct or indirect influence or control.

..    Include shares of any open-end investment company which CNS provides investment advisory services including mutual funds subadvised by Cohen & Steers.

This report will not be construed as an admission that the employee has any direct or indirect beneficial ownership in the securities listed.

..    PLEASE NOTE: PTA Connect is a personal trade management and administration system that automates and manages the approval and reporting processes required by the firm's Code of Ethics. The system is web-based and will allow all employees to log on and submit automated pre-clearance requests and fulfill their regular reporting requirements. Employee account data will also be housed on the password-protected secure site. We utilize your social security number only in the interface with your broker to verify we receive all account information for you and your family members. We keep this information confidential and do not share it with anyone within or outside of Cohen & Steers unless it is required for a business purpose.


Signature:                                               Date:_______________
           -----------------------------

                                       C-2